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                                                                  EXHIBIT 99.01


FOR IMMEDIATE RELEASE                                        WWW.QUINTILES.COM


CONTACT:  Pat Grebe, Media Relations (pgrebe@quintiles.com)
          Greg Connors, Investor Relations (invest@quintiles.com)
          (919) 941-2000


            QUINTILES REPORTS RECORD REVENUE OF $814 MILLION FOR 1997


RESEARCH TRIANGLE PARK, N.C. - January 26, 1998 - Quintiles Transnational Corp. (Nasdaq: QTRN) today announced record financial results for the quarter and year ended December 31, 1997. Net revenue for the year was $814 million, a 47% increase over net revenue of $554 million for 1996. Net income available to common shareholders grew 59% to $55 million over $35 million for 1996. Diluted earnings per share grew 50% to $0.75 compared to $0.50 for 1996. The earnings comparisons with 1996 exclude non-recurring costs incurred during 1996.

Net revenue for the fourth quarter 1997 increased 40% to $234 million, from $167 million for the fourth quarter 1996. Net income available to common shareholders grew 62% to $17 million versus $10 million for the 1996 fourth quarter. Diluted earnings per share grew 52% to $0.22 compared to $0.15 for the fourth quarter of 1996. Again, the comparisons with the 1996 fourth quarter exclude non-recurring costs incurred during 1996.

The 1996 financial results for Quintiles have been restated for several strategic acquisitions completed during 1997 which were accounted for as poolings of interests. When compared to the 1996 results as originally reported, net revenues grew 52% in 1997, the operating margin improved from 9.8% to 10.8% and diluted earnings per share grew 59%. For the fourth quarter of 1997, net revenues increased 44% and diluted fourth quarter earnings per share increased 63% as compared to the fourth quarter of 1996 without restatements. The earnings comparisons with 1996 exclude non-recurring costs incurred during 1996.

Business development was strong during 1997, resulting in a backlog at year-end of $1.06 billion in contract services to be performed in the future. This represents a 50% increase in backlog from $708 million at the end of 1996.

Dennis Gillings, Ph.D., Chairman and CEO, said: "We began 1997 as the No. 1 company in our industry and I'm proud to say we widened the gap by substantial revenue increases as the year progressed. I'm particularly proud of the 50 percent increase in business development backlog, which reflects our success in meeting our customers' needs.

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"Breaking the $800 million barrier is extremely gratifying.  Our size is creating the opportunity for greater efficiencies and new ways to speed products from the development stage to launch and peak sales in a world market."

Quintiles Transnational Corp. is the market leader in providing full-service contract research, sales, marketing and healthcare policy consulting and health information management services to the worldwide pharmaceutical, biotechnology, medical device and healthcare industries. Quintiles is headquartered near Research Triangle Park, North Carolina. Our 10,000 employees serve customers in customized operating units in 25 countries.

Information in the press release contains "forward-looking statements." These statements involve risks and uncertainties that could cause actual results to differ materially, including without limitation, the ability of recently combined businesses to be integrated with Quintiles' current operations, actual operation performance, the ability to maintain large client contracts or to enter into new contracts, and the actual costs of the combining of the businesses. Particularly, backlog reflects current customer commitments which are subject to delay, change and cancellation and other factors, many of which are beyond the control of the company. Additional factors that could cause actual results to differ materially are discussed in the company's recent filings with the Securities and Exchange Commission, including but not limited to its S-3 and S-4 Registration Statements and its periodic reports.

                                      ###

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Condensed Consolidated Statements of Income
(Unaudited)

                                                                                              Excluding Non-Recurring Charges
                                                                                          ----------------------------------------
                                                  Three Months Ended     Year Ended       Three Months Ended      Year Ended
                                                  December 31, 9997   December 31, 1997   December 31, 1996*   December 31, 1996**
---------------------------------------------     -------------------------------------   ------------------   -------------------
In thousands, except per share data


Net revenue                                                 233,714             814,476              167,170               554,227

Costs and expenses:
  Direct                                                    119,992             421,855               85,002               278,981
  General and administrative                                 77,509             267,463               57,160               192,184
  Depreciation and amortization                              11,050              37,459                7,381                25,195
  Non-recurring:
    Restructuring                                                 -                   -                    -                     -
    Special pension contribution                                  -                   -                    -                     -
--------------------------------------------      -------------------------------------   ----------------------------------------
Total costs and expenses                                    208,551             726,777              149,543               496,360
---------------------------------------------     -------------------------------------   ----------------------------------------
Income from operations                                       25,163              87,699               17,627                57,867


Other income (expense)                                         (236)             (2,121)                (865)               (2,422)
---------------------------------------------     -------------------------------------   ----------------------------------------
Income before income taxes                                   24,927              85,578               16,762                55,445
Income taxes                                                  8,160              30,262                5,930                18,808
---------------------------------------------     -------------------------------------   ----------------------------------------

Net income                                                   16,767              55,316               10,832                36,637

Non-equity dividend                                               -                   -                 (478)               (1,785)

---------------------------------------------     -------------------------------------   ----------------------------------------

Net income available to common shareholders                 $16,767             $55,316              $10,354               $34,852
---------------------------------------------     -------------------------------------   ----------------------------------------

Basic net income per share**                                $  0.23             $  0.76              $  0.15               $  0.52

Diluted net income per share**                              $  0.22             $  0.75              $  0.15               $  0.50
---------------------------------------------     -------------------------------------   ----------------------------------------


Shares used in computing net income per share
      Basic                                                  73,635              72,394               67,392                67,377
      Diluted                                                74,892              73,931               70,210                70,013

                                                      Including Non-Recurring Charges
                                                  -----------------------------------------
                                                  Three Months Ended       Year Ended
                                                  December 31, 1996*    December 31, 1996*
---------------------------------------------     -----------------------------------------
In thousands, except per share data


Net revenue                                                  167,170               554,227

Costs and expenses:
  Direct                                                      85,002               278,981
  General and administrative                                  57,160               192,184
  Depreciation and amortization                                7,381                25,195
  Non-recurring:
    Restructuring                                             10,729                13,102
    Special pension contribution                                   -                 2,329
--------------------------------------------      -----------------------------------------
Total costs and expenses                                     160,272               511,791
---------------------------------------------     -----------------------------------------
Income from operations                                         6,898                42,436


Other income (expense)                                       (17,983)              (19,539)
---------------------------------------------     -----------------------------------------
Income before income taxes                                   (11,085)               22,897
Income taxes                                                   2,251                14,015
---------------------------------------------     ----------------------------------------

Net income                                                   (13,336)                8,882

Non-equity dividend                                             (478)               (1,785)

---------------------------------------------     -----------------------------------------

Net income available to common shareholders                 ($13,814)               $7,097
---------------------------------------------     -----------------------------------------

Basic net income per share**                                ($  0.21)               $ 0.11

Diluted net income per share**                              ($  0.21)               $ 0.10
---------------------------------------------     -----------------------------------------


Shares used in computing net income per share
      Basic                                                   67,392                67,377
      Diluted                                                 67,392                70,013

* Restated to include Innovex,Ltd., BRI International, Inc., Medical Action Communication Limited, Cerebro Vascular Advances, and Clindepharm International (Pty) Limited acquired by the Company through transactions accounted for as poolings of interests.
**   Restated to reflect the November 1997 two-for-one stock split